Exhibit 27(l) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated March 08, 2024, and included in this Post-Effective Amendment No. 72 to the Registration Statement Form N-4, File No. 033-81216 of Variable Annuity Account C of Voya Retirement Insurance and Annuity Company (the “Registration Statement”).

We also consent to the use of our reports (1) dated March 7, 2024, with respect to the consolidated financial statements and supplemental schedules of Voya Retirement Insurance and Annuity Company and (2) dated March 31, 2023, with respect to the financial statements of each of the subaccounts within Variable Annuity Account C of Voya Retirement Insurance and Annuity Company, for the year ended December 31, 2022, included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, TX March 08, 2024